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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference of our firm under the captions "Summary Historical and Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts," and to the use of our report dated February 6, 1998, except for Note 2, as to which the date is February 27, 1998, in the Registration Statement (Form S-4) and related Prospectus of Zilog, Inc. for the registration of $280,000,000 of 9 1/2% Senior Secured Notes due 2005.


                                           /s/ Ernst & Young LLP

San Jose, California                           Ernst & Young LLP
April 27, 1998